UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMERALD BIOSCIENCE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

EMERALD BIOSCIENCE, INC.

5910 Pacific Center Blvd, Suite 320

San Diego, California 92121

December __, 2020

To our stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of EMERALD BIOSCIENCE, INC. on January 28, 2021. The meeting will begin promptly at [_:_ p.m.] local time. The meeting will be held virtually via the Internet at [_____], where you will be able to vote electronically.

The official Notice of Annual Meeting of Stockholders, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the Notice of the Annual Meeting of Stockholders are described in detail in the proxy statement.

The vote of every stockholder is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement.

Sincerely,

EMERALD BIOSCIENCE, INC.

Punit Dhillon, Chairman of the Board of Directors

EMERALD BIOSCIENCE, INC.
5910 Pacific Center Blvd, Suite 320

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 28, 2021

To the stockholders of Emerald Bioscience, Inc.

PLEASE TAKE NOTICE that the Annual Meeting (the “Annual Meeting”) of Stockholders of Emerald Bioscience, Inc. (the “Company”) will be held virtually at [___________], at [_:_ p.m.] local time, on January 28, 2021, for the following purposes:

(1)	To elect three directors.

(2)	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

(3)	To authorize and approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000 shares and the number of authorized shares of Preferred Stock from 20,000,000 to 50,000,000 shares; and

(4)	To authorize and approve the adoption of the Company’s Amended and Restated Articles of Incorporation, including the Authorized Common Stock Amendment, in the form attached hereto as Annex A, and the Company’s amended and restated Bylaws, in the form attached hereto as Annex B.

Only stockholders of record at the close of business on December 18, 2020 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

You may vote in person or by proxy. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the internet or by telephone. It is convenient and it saves us significant postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Punit Dhillon
Punit Dhillon
Chairman of the Board of Directors

San Diego, CA

December [●], 2020

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

●	Information Concerning Solicitation and Voting – page 1
●	Questions and Answers Regarding the Annual Meeting – page 1
●	Proposal 1 — Election of Directors – page 5
●	Proposal 2 — Ratification of Appointment of Independent Public Accounting Firm– page 9
●	Proposal 3 — Increase of Authorized Shares of Common Stock – page 10
●	Proposal 4 — Amendment of Articles of Incorporation and Bylaws – page 12
●	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – page 17
●	Executive Compensation – page 18
●	Certain Relationships and Related Transactions and Director Independence – page 24
●	Stockholder Proposals – page 27
●	Annual Report – page 28
●	Other Matters – page 28
●	Annex A: Amended and Restated Articles of Incorporation
●	Annex B: Amended and Restated Bylaws

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EMERALD BIOSCIENCE, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held at [_:_ p.m.] local time on January 28, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Emerald Bioscience, Inc. (the “Company,” “we,” “us” and “our”) is soliciting proxies for the Annual Meeting of Stockholders and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at virtually via the Internet at [_____], on January 28, 2021, at [_:_ p.m.] local time. This proxy statement and the accompanying form of proxy card are first being mailed on or about December [11], 2020 to all holders of our common stock of record on December 30, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 28, 2021.

This proxy statement, our annual report (on Form 10-K) regarding our fiscal year ended December 31, 2019 and our quarterly report (on Form 10-Q) regarding our fiscal quarter ended September 30, 2020 are available electronically at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1516551or emailing the Company at ir@emeraldbio.com.

The information provided below is a summary of the information included in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: What proposals will be voted on at the Annual Meeting?

A: There are four proposals scheduled to be voted on at the Annual Meeting:

Proposal 1:	Election of Directors

Proposal 2:	Ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020

Proposal 3:	Increase of Company’s authorized shares of common stock and preferred stock.

Proposal 4:	Approval and adoption Amended and Restated Articles of Incorporation and Bylaws.

Q: What is the Board’s voting recommendation?

A: The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote “For” each proposal.

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Q: Who can vote at the Annual Meeting?

A: Our Board has set December 18, 2020 as the record date (the “record date”) for the Annual Meeting. All stockholders who own voting securities at the close of business on the record date may virtually attend and vote at the Annual Meeting. For each share of common stock held as of the record date, the holder is entitled to one vote on each proposal to be voted on.

Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held for you, as a beneficial owner, through a bank, broker or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your proxy to the Company’s representatives or to vote in person at the Annual Meeting.

Beneficial Owners

If your shares are held by a bank, in a brokerage account or by another nominee, you are considered the beneficial owner of the shares. In this instance, your bank, broker or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote and you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a proxy from the bank, broker or other nominee giving you the right to vote the shares at the Annual Meeting. We sometimes refer to stockholders who hold their shares through a bank, broker or other nominee as “beneficial owners.”

Q: What is the voting requirement to approve each of the proposals?

A: The requirements to approve each of the proposals are set forth below.

Proposal 1: Election of Directors. For Proposal 1, the three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Proposal 3: Increase of Authorized Shares of Common Stock. To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Proposal 4: Approval of Amended and Restated Articles of Incorporation and Bylaws. To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Q: If I vote against the proposals, do I have appraisal or dissenter’s rights?

A: No, Nevada law does not provide for appraisal or dissenter’s rights in connection with the proposals to be voted on at the Annual Meeting.

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Q: Who counts the votes?

A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of ClearTrust, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. If you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board in favor of the two proposals.

If you are a beneficial owner, your broker may vote on Proposal 1 and Proposal 2, which are considered to be “routine” matters.

Q: How can I vote my shares in person at the Annual Meeting?

A: The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast. To attend the virtual meeting, visit [_________] and [enter the [__]-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.] Shares held directly in your name as the stockholder of record may be voted electronically at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you are a beneficial owner of shares, you must request and receive in advance of the Annual Meeting a legal proxy from your bank, broker or other nominee in order to vote in person at the Annual Meeting.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or you are a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote as follows:

Vote by Internet. You can vote via the internet at [_________] or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the internet. Internet voting is available 24 hours a day. Proxies submitted by the internet must be received by 11:59 p.m. Eastern time on the day before the Annual Meeting.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number [____________]. You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern time on the day before the Annual Meeting.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should have received this proxy statement and voting instructions, which include the following, from your bank, broker or other nominee:

Vote by Internet. You can vote via the internet by following the instructions on the Voting Instruction Form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

Vote by Telephone. You can vote by telephone by calling the number provided on your Voting Instruction Form. Telephone voting is available 24 hours a day.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the Voting Instruction Form, and returning it in the postage-paid envelope provided. Please promptly mail your Voting Instruction Form to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you vote by any of the methods discussed above, you will be designating Punit Dhillon, our Chairman of the Board and/or Jim Heppell, our Director, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

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Q: How can I change or revoke my vote?

A: Subject to any rules your bank, broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record. If you are a stockholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the virtual Annual Meeting and voting in person electronically (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary at the Annual Meeting or should be sent so as to be delivered, prior to the date of the Annual Meeting, to our principal executive office, 5910 Pacific Center Blvd, Suite 320, San Diego, CA 92121, Attention: Secretary.

Beneficial owners. If you are a beneficial owner of shares, you may change your vote (1) by submitting new voting instructions to your bank, broker or other nominee, or (2) if you have obtained, from the bank, broker or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the virtual Annual Meeting and voting in person electronically. Your bank, broker or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the internet or by telephone may also change his, her or its vote by making a subsequent and timely internet or telephone vote prior to the date of the Annual Meeting.

Q: How do I obtain an Annual Report on Form 10-K?

A: The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as this proxy statement, are available and can be accessed at https://www.sec.gov/Archives/edgar/data/1516551/000164033420000582/0001640334-20-000582-index.htm, or by emailing ir@emeraldbio.com. In addition, the Securities and Exchange Commission (the “SEC”) maintains a website at www.sec.gov that contains reports, proxy statements and other filed documents and information regarding public reporting companies such as the Company, and a copy of our annual report can be found on that website.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will also report the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) within four business days after the date of the Annual Meeting.

Q: Who is paying the costs of soliciting these proxies?

A: We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or Voting Instruction Form you receive to ensure that all of your shares are voted.

Q: Who can attend the Annual Meeting?

A: Only stockholders of record as of the record date for the Annual Meeting, holders of valid proxies from stockholders of record as of the record date for the Annual Meeting and our invited guests will be admitted to the Annual Meeting. The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast. To attend the virtual meeting, visit [    ] and [enter the [__]-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.] If a bank, broker or other nominee holds your shares and you plan to attend the Annual Meeting, you will need to obtain a valid proxy from the record holder of your shares in order to be accepted to the Annual Meeting.

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PROPOSAL 1:
ELECTION OF DIRECTORS

Our bylaws currently specify that the number of directors shall be at least one and no more than 12 persons. Our Board of Directors currently consists of three persons and all of them have been nominated to stand for re-election. You are requested to vote for three nominees for director, who will be elected for a new one-year term and will serve until their successors are elected and qualified. The nominees are Punit Dhillon, James L. Heppell and Margaret Dalesandro.

If no contrary indication is made, proxies in the accompanying form are to be voted for each of Punit Dhillon, James L. Heppell and Margaret Dalesandro, or in the event that any of them is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board of Directors to fill the vacancy. Each of Punit Dhillon, James L. Heppell and Margaret Dalesandro is currently a member of our Board of Directors.

All of our directors bring to the Board of Directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations. Certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described in the following paragraphs.

NOMINEES FOR ELECTION TO

THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the

2021 Annual Meeting of Stockholders

Name	Age	Present Position with Emerald Bioscience, Inc..
Punit Dhillon	40	Chief Executive Officer and Chairman of the Board
James L. Heppell	65	Director
Margaret Dalesandro	75	Director

Punit Dhillon, Chairman of the Board and Director— Mr. Dhillon was appointed as a member of our Board in connection with the consummation of the investment in the Company by Emerald Health Sciences in 2018. On December 17, 2019, Mr. Dhillon was appointed as Chairman of our Board. Mr. Dhillon is currently a board member of Emerald Health Pharmaceuticals Inc., Emerald Health Therapeutics, Inc. (EMH), a TSX Venture Exchange listed company, and Arch Therapeutics Inc (OTCQB). Mr. Dhillon is a Co-founder of Oncosec Medical Incorporated (NASDAQ: ONCS) and was formerly a Director through February 2020 and the CEO through March 2018. Prior to OncoSec, Mr. Dhillon was the Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (NASDAQ: INO) from September 2003 until March 2011. Mr. Dhillon has also previously been a consultant and board member for several TSX Venture Exchange listed early stage life science companies, which matured through advances in their development pipelines and subsequent M&A transactions. Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk and worked with MDS Capital Corp. (now Lumira Capital Corp.). Mr. Dhillon is an active member in his community and places great value on helping future leaders overcome challenges through mentorship and education and is a co-founder and board member of Young Entrepreneurship Leadership Launchpad (YELL), a not-for-profit and charity organization based in Canada. Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University. Mr. Dhillon’s experience in the biotechnology and pharmaceutical industry, and his experience with publicly traded companies were the primary qualifications that the Board considered in appointing him as a director of the Company.

James L. Heppell, Director — Mr. Heppell was the founder, CEO and director of BC Advantage Life Sciences I Fund, which won the Canadian Venture Capital Deal of the Year Award in 2006 for having the highest realized return (23.4x its investment in Aspreva Pharmaceuticals) of any venture capital fund in Canada. Mr. Heppell has a Bachelor of Science degree in Microbiology and a law degree from the University of British Columbia. After being called to the Bar, he worked for six years with Fasken Martineau DuMoulin, during which time he was seconded to the BC Securities Commission for six months. Mr. Heppell then became President and Chief Executive Officer of Catalyst Corporate Finance Lawyers, a boutique corporate finance law firm that focused on assisting life science and technology companies. He is a past member of the Securities Policy Advisory Committee to the BCSC and is a Past-Chairman of the Securities Section of the Canadian Bar Association (B.C. Branch). Mr. Heppell is currently a director of a number of public and private life science companies, including Emerald Health Sciences. The Board considered Mr. Heppell’s significant experience with life science and technology companies in making the decision to appoint him as a director of the Company.

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Margaret Dalesandro, Director — Dr. Margaret Dalesandro currently serves on the board of OncoSec Medical Incorporated, a company listed on NASDAQ and a late-stage biotechnology company focused on designing, developing and commercializing innovative therapies and proprietary medical approaches to stimulate and to guide an anti-tumor immune response for the treatment of cancer. In addition, Dr. Dalesandro is currently a pharmaceutical development consultant with Brecon Pharma Consulting LLC. Dr. Dalesandro has over twenty-five years of experience leading strategic product development in the pharmaceutical, biotechnology and diagnostics industries. She has previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of Project and Portfolio Management at GlaxoSmithKline, and as a Senior Consultant at Cambridge Pharma Consultancy over the course of her career. Dr. Dalesandro earned her Ph.D. in Biochemistry from Bryn Mawr College and completed a NIH Post-Doctoral Fellowship in Molecular Immunology at the Wake Forest University School of Medicine. The Board considered Dr. Dalesandro’s significant experience with life science and technology companies in making the decision to appoint her as a director of the Company

Family Relationships

There are no family relationships between or among the directors, the director nominees or executive officers.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Directors and Officers Involvement in Certain Legal Proceedings

During the past ten years, our directors and executive officers have not been involved in any of the legal proceedings set forth in Item 401(f) of Regulation S-K promulgated by the SEC.

Board and Committee Meetings

During 2019, our Board met four times (including telephonic meetings) and took action by written consent 16 times. Each director attended at least 75% of the meetings held by the Board and by each committee on which he served while he was a director, either in person or by teleconference, during the year.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board at each annual meeting of stockholders, we encourage all of our directors to attend.

Audit Committee and Financial Expert

On February 23, 2015, our Board established an audit committee that operates under a written charter that has been approved by our Board. The members of our audit committee are Ms. Dalesandro and Mr. Heppell. Mr. Heppell serves as chairman of the audit committee and our Board has determined that he is an “audit committee financial expert” as defined by applicable SEC rules. The Board has determined that Ms. Dalesandro and Mr. Heppell are independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, and we have determined that both Ms. Dalesandro and Mr. Heppell as audit committee members meet the more stringent requirements under Rule 5605(c)(2) of the Nasdaq Listing Rules. Our audit committee met four times (including telephonic meetings) and took action by written consent one time in 2019.

Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) approving fees for the independent auditor and any outside advisors engaged by the audit committee. The Audit Committee Charter is filed as Exhibit 99.1 to our Report on Form 8-K filed on February 27, 2015.

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Compensation Committee

On May 31, 2015, our Board established a compensation and compliance committee which operated under a written charter that was approved by the Board. In 2018, the Board dissolved the former compensation and compliance committee and established a new compensation committee which operates under a written charter approved by the Board. The members of our compensation committee are Ms. Dalesandro and Mr. Heppell. Mr. Heppell serves as chairman of the compensation committee. Our compensation committee did not meet during 2019 (including telephonic meetings) and took action by written consent one time.

Our compensation committee is responsible for the oversight of, and the annual and ongoing review of, the Chief Executive Officer, the compensation of the senior management team, and the bonus programs in place for employees, which includes: (1) reviewing the performance of the Chief Executive Officer and such other senior officers as the Board may request, and determining the bonus entitlement for such officer or officers on an annual basis and recommending the same to the Board for approval; (2) determining the proposed annual compensation of our executive officers for each fiscal year and recommending the same to the Board for approval; (3) reviewing and discussing the bonus plan proposed for our senior management team with the Chief Executive Officer; (4) reviewing and discussing the terms and conditions of proposed grants of stock options to directors, employees, consultants and advisors with the Chief Executive Officer; (5) reviewing and recommending to the Board the compensation of the Board and committee members; (6) reviewing and discussing with the Chief Executive Officer the standard forms of employment and consulting contracts used by us; (7) reviewing and discussing with the Chief Executive Officer the general benefit plans in place for employees; (8) engaging and setting the compensation for independent counsel and other advisors and consultants; and (9) reviewing and assessing the adequacy of its Charter and submitting any recommended changes to our Board for its consideration and approval.

Nomination and Corporate Governance Committee

In 2018, our Board established a nominating and corporate governance committee that operates under a written charter approved by the Board. The members of our nominating and corporate governance committee are Ms. Dalesandro and Mr. Heppell. Ms. Dalesandro serves as chairman of the nominating and corporate governance committee. Our nominating and corporate governance committee did not meet or take action by written consent in 2019.

Our nominating and corporate governance committee is responsible for assisting the Board in (1) identifying qualified individuals to become Board members, consistent with criteria approved by the Board, (2) determining the composition of the Board and its committees, (3) selecting the director nominees for the next annual meeting of shareholders, (4) monitoring a process to assess Board, committee and management effectiveness, (5) aiding and monitoring management succession planning and (6) developing, recommending to the Board, implementing and monitoring policies and processes related to our corporate governance guidelines.

Finance and Business Development Committee

In 2018, our Board established a finance and business development committee which operates under a written charter approved by the Board. The members of our finance and business development committee are Mr. Punit Dhillon and Mr. Heppell. Mr. Dhillon serves as chairman of the finance and business development committee. Our finance and business development committee did not meet and took action by written consent three times in 2019.

Our finance and business development committee is responsible for assisting the Board in (1) matters affecting our balance sheet, including capital structure strategies, debt and equity financings and working capital (2) analysis and assessment of financial and strategic aspects of major acquisitions and divestitures, collaborations and joint ventures, (3) formulating and recommending for approval to the Board our financial policies, including management of the financial affairs of the Company, (4) developing and maintaining relationships with investment banks, financial institutions and other investors and monitor developments in the capital markets and financing trends, and (5) evaluating and making recommendations to the Board concerning business development opportunities.

Nominations to the Board of Directors

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our Board believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board. The Board, with the help of its nomination and corporate governance committee, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

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Stockholder Communications

We do not have a formal policy regarding stockholder communications with our Board. A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this filing.

Code of Ethics

On October 31, 2014, we adopted a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as our other officers, directors and employees. A copy of our code of ethics is available on our website at www.emeraldbio.life. We intend to disclose any future amendments to provisions of our code of ethics, or waivers of provisions required to be disclosed under the rules of the SEC, on a current report on Form 8-K or at the same location on our website identified in the preceding sentence. Any amendment or waiver disclosed on our website will remain available on our website for at least 12 months after the initial disclosure.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the Annual Meeting, the three nominees receiving the highest number of votes will be elected to our Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF PUNIT DHILLON, JAMES L. HEPPELL AND MARGARET DALESANDRO. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has selected Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. Mayer Hoffman McCann P.C. has audited the Company’s financial statements (together with its consolidated subsidiaries) since 2014.

Stockholder ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants is not required by Nevada law, the Company’s amended and restated articles of incorporation, or the Company’s amended and restated bylaws. However, the Board is submitting the selection of Mayer Hoffman McCann P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Mayer Hoffman McCann P.C. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Independent Registered Public Accountants’ Fees

The aggregate fees billed in each of the fiscal years ended December 31, 2019 and 2018, for professional services rendered by Mayer Hoffman McCann P.C. for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and quarterly reviews of the unaudited interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $328,514 and $260,550, respectively. There have been no audit related fees, tax fees or any other fees charged by or paid to Mayer Hoffman McCann P.C.

Substantially all Mayer Hoffman McCann P.C.’s personnel, who work under the control of shareholders of Mayer Hoffman McCann P.C., are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to Mayer Hoffman McCann P.C. in an alternative practice structure.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Mayer Hoffman McCann P.C. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

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PROPOSAL 3

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

General Information

As of the date hereof, pursuant to our Articles of Incorporation, we are authorized to issue up to five hundred million (500,000,000) shares of Common Stock and up to twenty million (20,000,000) shares of Preferred Stock. Pursuant to our Amended and Restated Articles of Incorporation, we propose to increase our authorized shares of Common Stock from five hundred million (500,000,000) to five billion (5,000,000,000) shares of Common Stock and our authorized shares of Preferred Stock from twenty million (20,000,000) to fifty million (50,000,000) shares of Preferred Stock (the “Authorized Stock Amendment”). A copy of the form of the Company’s Amended and Restated Articles of Incorporation is attached hereto as Annex A. The Amendment will not result in any changes to the issued and outstanding shares of Common Stock or Preferred Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Amendment

The primary purpose of the Authorized Stock Amendment is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning. We believe that it is in the best interests of our Company and our Stockholders to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board believes that the availability of additional shares will provide our Company with the flexibility to issue Common Stock and Preferred Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board, without the possible expense and delay of holding a special Stockholders’ meeting. The issuance of additional shares of Common Stock and Preferred Stock may have a dilutive effect on earnings per share and, for Stockholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such Stockholders’ percentage voting power.

The authorized shares of Common Stock and Preferred Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board may deem advisable, without further action by our Stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock, and the Board may provide for specific rights to different series of Preferred Stock in a Certificate of Designation. Holders of Common Stock have no preemptive rights. The availability of additional shares of Common Stock and Preferred Stock is particularly important in the event that the Board determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking Stockholder approval in connection with any potential issuance of Common Stock or Preferred Stock, of which we have none contemplated at this time other than as discussed herein.

Other than as described herein, we have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of Common Stock proposed to be authorized pursuant to the Authorized Common Stock Amendment. The Board does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of our Company and its then existing Stockholders.

Principal Effects on Outstanding Common Stock and Preferred Stock

The increase in the authorized Common Stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing Stockholder’s proportionate ownership and may dilute earnings per share of the Common Stock outstanding at the time of any such issuance. The increase in the authorized Preferred Stock may also affect the rights of existing holders of Common Stock to the extent that future issuances of Preferred Stock could be converted into shares of Common Stock, which will reduce each existing Stockholder’s proportionate ownership and may dilute earnings per share of the Common Stock outstanding at the time of any such issuance and conversion. The Authorized Stock Amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of Nevada.

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Potential Anti-Takeover Aspects and Possible Disadvantages of Stockholder Approval of the Increase

The increase in the authorized number of shares of Common Stock could have possible anti-takeover effects. These authorized but unissued shares could, within the limits imposed by applicable law, be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that may be opposed by the Board although perceived to be desirable by some Stockholders. The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

While the Authorized Stock Amendment may have anti-takeover ramifications, our Board believes that the financial flexibility offered by the Authorized Stock Amendment outweighs any potential disadvantages. To the extent that the Authorized Common Stock Amendment may have anti-takeover effects, the Authorized Stock Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves our Stockholders’ interests.

Other than as set forth above, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock or Preferred Stock.

Amendment

The first paragraph of Article IV of the Company’s Amended and Restated Articles of Incorporation will read as follows:

“The Corporation shall have the authority to issue an aggregate of five billion fifty million (5,050,000,000) shares of capital stock, par value $0.001 per share, consisting of (a) five billion (5,000,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), and (c) fifty million (50,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

A copy of the Company’s Amended and Restated Articles of Incorporation is attached hereto as Annex A.

No Dissenter’s Rights

Under the Nevada Revised Statues ("NRS"), the dissenting Stockholders are not entitled to appraisal rights with respect to the Authorized Common Stock Amendment, and we will not independently provide the Stockholders with any such right

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of outstanding Common Stock entitled to vote is required to approve the Authorized Stock Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3 TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

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PROPOSAL 4

ADOPTION OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND

AMENDED AND RESTATED BYLAWS

General Information

Our Board of Directors has determined that the existing Articles of Incorporation of the Company and the Bylaws of the Company are inadequate for our current and anticipated future needs. Therefore, the Board of Directors resolved that it would be in the best interests of the Company and its stockholders to amend and restate the Articles of Incorporation of the Company in the form of the Amended and Restated Articles of Incorporation attached hereto as Annex A (the “Articles”) and the Bylaws of the Company in the form of the Amended and Restated Bylaws attached hereto as Annex B (the “Bylaws”). The key amendments implemented by each of the Articles and the Bylaws are described in more detail below.

Articles

There are several key substantive differences between the existing Articles of Incorporation of the Company and the Articles, including, but not limited to, the following:

(i) Increase the Number of Authorized Shares of Common Stock and Preferred Stock

As discussed under Proposal 3, the Company is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of capital stock that the Company is authorized to issue is 5,050,000,000 shares, 5,000,000,000 shares of which shall be Common Stock, par value $.001 per share, and 50,000,000 shares of which shall be Preferred Stock, par value $.001 per share. Previously, the Company was authorized to issue 500,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. Please see the discussion under Proposal 3 regarding the purpose of the increase in the total number of authorized but unissued shares of Common Stock and Preferred Stock. The Company has no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of Common Stock or Preferred Stock proposed to be authorized.

(ii) Authorize our Board of Directors to Establish One or More Series of Preferred Stock and the right of Holders to Appoint a Director

The Articles provide that Preferred Stock may be issued from time to time in one or more series and authorizes our Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. In addition, for the duration of any period during which the holders of any series of Preferred Stock have the right to elect any of the directors: (i) the then otherwise total number of Directors shall be automatically increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the directors so fixed or provided for pursuant to the terms of such series, (ii) each director so elected by such holders shall serve until such Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disability, resignation, retirement, disqualification or removal, and (iii) removal of any such director shall require only the vote of the holders representing not less than two-thirds of the voting power of the outstanding shares of such series of Preferred Stock.

These provisions give the Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as the Board of Directors deems to be in the best interests of the Company and its stockholders and provide the holders of Preferred Stock with a right to be represented by a special Director. These provisions also provide the Company with increased financial flexibility through the ability to meet future capital requirements by providing another type of security in addition to the Company’s Common Stock. It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, the issuance of Preferred Stock in exchange for cash as a means of obtaining capital for use by the Company or as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

The issuance of shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock may have the right to elect a specially designated Director, receive dividends, certain preferences in liquidation and conversion rights. The issuance of Preferred Stock could adversely affect the voting and other rights of the holders of Common Stock.

12

The Company may issue shares of Common Stock as a dividend in respect of shares of Preferred Stock or any particular series of Preferred Stock without the approval of the holders of the Common Stock. Any such issuance could be dilutive to the value or market price of the Common Stock.

There currently are no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock that are authorized by the Articles. As of the date hereof, no shares of Preferred Stock are outstanding.

(iii) Authorize our Board of Directors to Amend, Repeal or Alter the Bylaws without Stockholders’ Consent

The Articles expressly authorize the Board to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the NRS or the Articles. Currently, the Board may amend the Bylaws or adopt additional Bylaws, but shall not alter or repeal any Bylaws adopted by the shareholders of the Company.

The Board of Directors believes that this amendment conforms to general standards in the corporate governance and would provide the Board with the flexibility to amend and streamline changes in the corporate governance structure.

 (vi) Opt Out of Nevada Revised Statute Provisions Relating to “Control Share Acquisition” and Combinations with Interested Stockholders”

The Articles contain provisions stating that the Company will not be subject to Sections 78.411 to 78.444 of the NRS, which sets forth restrictions regarding combinations with interested stockholders, or Sections 78.378 to 78.3793 of the NRS, which sets forth restrictions regarding the voting rights of persons attempting to acquire control of a corporation.

Control Share Acquisition Statute

The “Control Share Acquisition Statute” provisions of Sections 78.411 to 78.444 of the NRS limit the rights of persons acquiring a controlling interest in a Nevada corporation, with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. Pursuant to these provisions, an acquiring person who acquires a controlling interest, which is as little as one-fifth of the outstanding voting shares, may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares. Additionally, if the disinterested stockholders do not allow full voting rights to the acquired shares or the notice is not sent to the stockholders pursuant to the statue, then the acquiring person may cause the corporation to redeem the acquired stock.

The effect of the Control Share Acquisition Statute is, generally, to require a hostile bidder to put its offer to a stockholder vote or risk voting disenfranchisement. These provisions do not apply if the corporation opts-out of such provision in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

Due to the stringent voting requirements of the Control Share Acquisition Statute, if the Company sells one-fifth or more of its outstanding voting power, the Company is required to receive stockholder approval from the disinterested stockholders and to provide payment of the fair market value of the disinterested stockholders. Additionally, if the offeror’s statement is not delivered in the manner prescribed or if such acquiring person is not granted full voting rights by the stockholders, the issuing corporation will be required to call for redemption of such shares of the aforementioned acquiring person. The Board of Directors has determined that requiring a special meeting, payment of the fair market value of the disinterested stockholders and possible redemption would place unnecessary burdens on the Company in connection with the completion of equity financing in which the Company would sell one-fifth or more of its outstanding voting shares. Therefore, the Board of Directors believes it is in the best interest of the Company to avoid the time and expense associated with calling a special meeting of stockholders or redemption of such acquiring person’s shares.

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We do not currently meet the threshold required for application of the Control Share Acquisition Statute by virtue of having (i) less than 200 stockholders of record and (ii) less than 100 stockholders who have Nevada addresses appearing on the stock ledger of the Company. The approval of this provision will therefore have no effect on our current stockholders based upon our current plans, proposals, and arrangements to issue securities. Further, we have no present intention, plan, proposal, or arrangement to issue securities that would in the future subject us to the Control Share Acquisition Statute. The adoption of the amendment to make the Control Share Acquisition Statute not applicable to the Company will make it easier for us to sell one-fifth or more of the Company’s common stock without obtaining stockholder approval. Stockholders should note that as a result of the amendment, the Board of Directors will be able to enter into certain transactions as described above that may otherwise require stockholder approval in order for full voting rights to be conferred to an acquirer under Nevada corporate law.

Combination with Interested Stockholders Statute

The “business combination with interested stockholders” provisions of Sections 78.411 to 78.444 of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by our board of directors prior to the date the interested stockholder obtained such status or the combination is approved by our board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by our board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by our board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. Again, stockholders should note that as a result of this provision in the Articles, the Board of Directors may be able to enter into certain transactions as described above without stockholder approval under Nevada corporate law and without meeting the additional requirements of the statute.

(v) Provide for the Indemnification of Directors and Officers

The Articles generally provide that the Company, to the fullest extent permitted by the laws of the State of Nevada, shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. In addition to any other rights of indemnification permitted by the laws of the State of Nevada, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

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The indemnification provisions in the Articles may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, stockholders’ investments may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

The Board of Directors believes that the indemnification is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the Board of Directors and as officers and therefore is in the best interests of the Company and its stockholders.

(vi) Change the name of the Company

The Articles would change the name of the Company to “Skye Bioscience, Inc.” which occurred pursuant to the Company effecting a name change through a subsidiary merger permissible under Nevada law. The Board believes that the name change would improve brand recognition of the Company.

The Stockholders are urged to read the Articles in their entirety attached as Annex A hereto.

Possible Anti-Takeover Effects of the Proposals

The Articles will result in an increase in the number of authorized but unissued shares of our capital stock. Under certain circumstances this could have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increase in the number of authorized but unissued shares of our Common Stock and/or the increase of the number of authorized but unissued shares of our Preferred Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempt, the increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock may limit the opportunity for the Company’s stockholders to dispose of their shares at a higher price than may be available in a takeover attempt or under a merger proposal. Furthermore, the increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position and place it in a better position to resist changes that stockholders may desire to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors did not approve the increase in the number of authorized but unissued shares of our Common Stock and Preferred Stock with the intent that such increase be used as a type of anti-takeover device.

The Articles provide that the Preferred Stock authorized by the Articles may be issued from time to time in one or more series and authorizes our Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The issuance of Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the Board of Directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of Preferred Stock also could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company and effectively delay or prevent a change in control without further action by the stockholders.

While the aforementioned provisions of the Articles may be deemed to have possible anti-takeover effects, their approval and adoption was not prompted by any specific takeover threat currently perceived by management, and neither our management nor our Board of Directors views any provision of the Articles as an anti-takeover mechanism. Except for the potential effects of the aforementioned provisions, there are no anti-takeover provisions in the Articles, and the Board of Directors currently has no plan to adopt any proposal or to enter into any other arrangement that may have material anti-takeover consequences.

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Effective Date

The adoption of the Articles will become effective upon the filing of the Articles with the Nevada Secretary of State.

Bylaws

There are several key substantive differences between the existing Articles of Incorporation of the Company and the Articles, including, but not limited to, the following:

(i) Increase the Minimum Number of Directors

The Bylaws provide that the Board shall consist of at least two individuals and not more than nine individuals. The existing company bylaws provide that the Board shall consist of at least one individual and not more than twelve individuals.

We believe that that the minimum number of directors would ensure a more robust and balanced Board of Directors and ultimately benefit the Stockholders.

 (ii) Opt Out of Nevada Revised Statute Provisions Relating to “Control Share Acquisition” and Combinations with Interested Stockholders”

Similar to the Articles, the Bylaws contain provisions stating that the Company will not be subject to Sections 78.378 to 78.3793 of the NRS, which sets forth restrictions regarding the voting rights of persons attempting to acquire control of a corporation. Please refer to the discussion under “Articles” above.

(iii) Provide for the Indemnification of Directors and Officers

Similar to the Articles, the Bylaws generally provide that the Company, to the fullest extent permitted by the laws of the State of Nevada, shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company; provided that such indemnitee either is not liable pursuant to the NRS or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any proceeding that is criminal in nature, had no reasonable cause to believe that her or his conduct was unlawful. Please refer to the discussion under “Articles” above.

The Stockholders are urged to read the Bylaws in their entirety attached as Annex B hereto.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of outstanding Common Stock entitled to vote is required to approve and adopt the Articles and the Bylaws.

.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3 TO ADOPT AMENDED AMD RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED

STOCKHOLDER MATTERS

The following table sets forth certain information as of December 10, 2020, with respect to the beneficial ownership of our Common Stock for (i) each of our directors and officers, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock. As of December 10, 2020, there were 250,074,415 shares of Common Stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class Beneficially Owned 1)

Directors and Executive Officers

Punit Dhillon 5910 Pacific Center Blvd, Suite 320 San Diego, CA 92121	3,112,500	(2)	1.2%

James L. Heppell 5910 Pacific Center Blvd, Suite 320 San Diego, CA 92121	1,025,000	(3)	**

Dr. Margaret Dalesandro 5910 Pacific Center Blvd, Suite 320 San Diego, CA 92121	81,250	(4)	**

Richard Janney 5910 Pacific Center Blvd, Suite 320 San Diego, CA 92121	—		----%

All Officers and Directors as a Group	4,218,750		1.6%

5% Stockholders

Emerald Health Sciences Inc. Office 8262, The Landing 200 – 375 Water Street Vancouver, BC, Canada V6B 0M9	124,005,759	(5)	45.1%

Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	136,320,841	(6)	35.6%

Sabby Volatility Warrant Master Fund Ltd c/o Sabby Management LLC 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458	33,369,879	(7)	12.0%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of our Common Stock if that person has or shares voting power or investment power with respect to those Common Stock or has the right to acquire beneficial ownership of our Common Stock at any time within 60 days of December 23, 2020.

(2)	Includes (i) 2,112,500 shares of Common Stock and (ii) 1,000,000 shares of Common Stock underlying options granted to Punit Dhillon which may be exercised within 60 days of December 23, 2020.

(3)	Includes (i) 500,000 shares of Common Stock and (ii) 525,000 shares of Common Stock underlying options granted to James L. Heppell which may be exercised within 60 days of December 23, 2020.

(4)	Includes 81,250 shares of Common Stock underlying options granted to Dr. Margaret Dalesandro which may be exercised within 60 days of December 23, 2020.

(5)

Includes (i) 111,387,251 shares of Common Stock, (ii) 7,500,000 shares of Common Stock issuable upon exercise of warrants within 60 days of December 23, 2020, and (iii) 5,118,508 shares of Common Stock issuable upon conversion of outstanding advances under the Multi Draw Credit Agreement dated October 5, 2018 between the Company and Emerald Health Sciences Inc., as amended, within 60 days of December 23, 2020.

(6)	Includes 121,133,334 shares issuable on exercise of warrants.

(7)

Includes 17,000,000 shares issuable upon exercise of warrants. Such warrants are subject to restrictions that prevent exercise to the extent that after the exercise the holder or its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding stock. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”). Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by SVWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by SVWMF except to the extent of their respective pecuniary interest therein.

17

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the fiscal years ended December 31, 2019 and 2018 of our named executive officers as determined in accordance with SEC rules.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dr. Brian S. Murphy,	2019	390,000	-	-	-	-	-	-	390,000
CEO/CMO	2018	390,000	-	171,000	-	-	-	-	561,000

Elena Traistaru,	2019	-	-	-	-	-	-	-	-
CFO

Dr. Dennis Kim,	2019	119,812	-	-	164,985	-	-	-	284,797
CMO	2018	-	-	-	-	-	-	-	-

Elizabeth M. Berecz,	2019	-	-	-	-	-	-	-	-
Former CFO (3)	2018	246,795	-	133,000	-	-	-	19,277	399,072

Avtar Dhillon,	2019	-	-	-	-	-	-	117,890	117,890
Former Executive Chairman (4)	2018	-	-	-	225,000	-	-	67,885	292,885

Cosmas N. Lykos, Former	2019	-	-	-	-	-	-	-	-
Chairman (2)(5)	2018	-	-	171,000	-	-	-	220,000	391,000

Douglas Cesario, Former	2019	250,000	-	-	-	-	-	-	250,000
CFO (6)	2018	174,038	-	169,884	200,772	-	-	-	544,694

_________

(1)

Amounts reflect the full grant date fair value of restricted stock awards and stock options, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.

(2)

In June 2014, our subsidiary entered into an independent contractor agreement with K2C, Inc. (“K2C”), which is wholly owned by Mr. Lykos, pursuant to which the Company paid K2C a monthly fee for services performed by Mr. Lykos for the Company. The agreement expired on June 1, 2017 and was automatically renewed for one year pursuant to the terms of the agreement. The monthly fee under the agreement was $10,000 until April 1, 2017, at which time it increased to a monthly fee of $20,000. Under the agreement, Mr. Lykos was also eligible to participate in our health, death and disability insurance plans. In addition, beginning in 2015, Mr. Lykos was a participant in our change in control severance plan. Effective February 28, 2018, the Company terminated the independent contractor agreement.

(3)	Ms. Berecz separated from the Company, effective May 25, 2018, pursuant to a Separation Agreement and Release between the Company and Ms. Berecz.
(4)

Dr. Dhillon resigned as Chairman and member of the Board of Directors of the Company, effective December 17, 2019. For the year 2018, option awards granted to Dr. Dhillon represent compensation for services rendered as a member of our Board and other compensation includes $45,000 earned under the Independent Contractor Agreement (defined below) and $22,885 in fees earned for services rendered as a member of our Board. See “Director Compensation” below. For the year 2019, other compensation represents fees earned for services rendered as a member of our Board of Directors.

(5)	Mr. Lykos resigned from the Board, effective January 18, 2018, in connection with the consummation of the investment in the Company by Emerald Health Sciences.
(6)	Mr. Cesario separated from the Company, effective May 15, 2020, pursuant to a Separation and Release Agreement between the Company and Mr. Cesario.

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Employment and Severance Arrangements

Employment Agreements

In August 2019, we entered into a letter agreement with Dr. Dennis Kim, our Chief Medical Officer. The agreement provides for an annual base salary of $330,000 per year and an annual discretionary bonus target of up to 35% of annual salary. Pursuant to the agreement, Dr. Kim is entitled to receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under circumstances. Dr. Kim’s employment with the Company is at-will. Except for termination of Dr. Kim’s employment for “Cause,” by death or by “Disability” (as such terms are defined in the agreement), Dr. Kim will be entitled to payment of an amount equal to six months of his then-current base salary for the first full year of continuous employment with the Company or twelve months after the first full year. Dr. Kim may take on advisory and consulting roles for up to 20% of his time so long as such roles do not conflict with the performance of his duties and responsibilities with the Company.

Pursuant to Dr. Kim’s agreement, Dr. Kim was granted a one-time sign-on award of options to purchase an aggregate of 736,541 shares of common stock of the Company pursuant to the Plan. Subject to continued employment with the Company, the stock options vest 25% 90 days after his employment commenced and the remaining 75% vests 1/33rd on each of the next 33 months thereafter.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements attached hereto as an exhibit and incorporated by reference herein.

Severance Arrangements

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive’s service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months’ of the executive’s monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer’s healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

In January 2018, we entered into a restricted stock agreement (the “Restricted Stock Agreements”) with each of Dr. Murphy, Elizabeth Berecz and Cosmas N. Lykos granting 900,000, 700,000 and 900,000 shares of restricted Common Stock, respectively. Each Restricted Stock Agreement provides that if the executive’s employment or service is terminated by us without cause, or is terminated by the grantee for good reason, then the executive shall be entitled to receive a cash severance payment equal to six months of their base compensation, payable in substantially equal installments during the six-month period following the termination date.

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In February 2018, we entered into a separation and release agreement with K2C, which provided for a lump sum payment of $180,000 and the immediate vesting of 900,000 shares of restricted common stock granted pursuant to the Restricted Stock Agreement, 325,000 shares of restricted common stock granted on October 20, 2015, 125,000 options granted on November 21, 2014, in exchange for a release of claims and certain other agreements. In addition, K2C also holds 1,110,000 shares of fully vested common stock pursuant to the common stock purchase warrant agreement dated June 20, 2013.

In April 2018, we entered into a Separation Agreement and Release with Elizabeth Berecz, our former Chief Financial Officer. Pursuant to the agreement, Ms. Berecz agreed to certain ongoing cooperation obligations during a transition period and agreed to provide certain releases and waivers as contained in the agreement. As consideration under the agreement, the Company agreed to provide Ms. Berecz compensation and benefits as follows: (i) through May 25, 2018, Ms. Berecz’s separation date, an annualized base salary at the rate in effect as of the date of the separation agreement; (ii) a lump sum gross payment of $145,833, in consideration for the restrictive covenants contained in the separation agreement; and (iii) reimbursement for payments made by Ms. Berecz for COBRA coverage for a period of six (6) months following her separation date. In addition, the terms of the separation agreement provided for the immediate vesting of 700,000 shares of restricted common stock granted pursuant to Ms. Berecz’s Restricted Stock Agreement, 350,000 shares of restricted common stock granted on October 20, 2015, and 250,000 options granted in October 2014 and November 2014.

In April 2020, the Company entered into a separation and release agreement with Douglas Cesario, our former Chief Financial Officer. Mr. Cesario’s separation was effective May 15, 2020. Pursuant to the agreement, Mr. Cesario agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the agreement. As consideration under the agreement, the Company agreed to provide Mr. Cesario compensation and benefits as follows: (i) through May 15, 2020, an annualized base salary at the rate in effect for him as of the date of the agreement; (ii) a gross payment of $125,000 in consideration for the restrictive covenants contained in the agreement; and (iii) a continuation of health insurance benefits for a period of six months following May 15, 2020. In addition, 325,929 unvested stock options granted to Mr. Cesario were cancelled on May 15, 2020.

The foregoing descriptions of the separation agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such separation agreements attached hereto as exhibits and incorporated by reference herein.

Deferred Compensation

Effective March 23, 2020, the Company approved a plan to defer up to 50% of the members of senior management’s compensation indefinitely. Certain members of senior management have accepted the plan and the aggregate deferred compensation, together with a retention bonus of 10% of the amount being deferred will be payable to senior management when decided by the Board. As of the date hereof, all recipients of deferred compensation have been repaid.

Outstanding Equity Awards at Calendar Year-End

As of December 31, 2019, our named executive officers held the following outstanding Company equity awards.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock Not Vested (#)	Market Value of Shares Not Vested ($) (2)

Dr. Brian S. Murphy, (1)	10/31/2014	480,000	-	$0.42	10/31/2024
CEO/CMO (1)	11/21/2014	175,000	-	$0.42	11/21/2024
(7)	1/1/2018					450,000	58,725

Doug Cesario, Former CFO (3)(5)	5/25/2018	787,662	407,411	$0.245	5/25/2028
(4)	5/25/2018					643,501	83,977

Dr. Dennis Kim, Former CMO (8)	8/21/2019	217,614	518,927	$0.300	8/21/2029

Avtar Dhillon, Former Executive Chairman (6)	10/10/2018	1,000,000	-	$0.305	10/10/2028

___________

(1)

The options specified above vest as follows: 20% of total vests on each anniversary of the grant date over five years, subject to the grantee’s continued service. The options granted expire 10 years after the date of grant.

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(2)	The market value of shares that have not vested is calculated based on the per share closing price of our common stock on December 31, 2019.

(3)	The options specified above vest as follows: 25% of total vests on the grant date and 1/33 each month thereafter on the anniversary of the grant date.

(4)	The restricted stock vests in full on the two-year anniversary of the grant date, subject to the grantee’s continued service.

(5)

Mr. Cesario separated from the Company, effective May 15, 2020, pursuant to a Separation and Release Agreement between the Company and Mr. Cesario. On the date of separation, 325,929 unvested stock options were cancelled.

(6)	The options specified above vest in twelve equal monthly installments following the grant date.

(7)	The restricted stock vests 1/2 each year on the anniversary of the grant date and is subject to acceleration upon termination.

(8)	The options specified above vest as follows: 25% of the total vests 90 days after his employment commenced and the remaining 75% vests 1/33rd on each of the next 33 months thereafter.

Non-Equity Incentive Plan Awards

In May 2018, in connection with the appointment of Mr. Cesario, our former Chief Financial Officer, and pursuant to the terms of the Executive Employment Agreement between the Company and Mr. Cesario, we entered into a stock option award agreement with Mr. Cesario pursuant to which Mr. Cesario was granted non-qualified stock options to purchase an aggregate of 1,195,073 shares of the Company’s common stock at an exercise price of $0.245 per share on July 23, 2018. 25% of the options vested on the date of grant and the remaining 75% of the options vest 1/33 on each of the next 33 months thereafter. The options will fully vest upon a trigger event, including the sale of the Company or a merger that results in a change of control. In connection with Mr. Cesario’s separation from the Company, 325,929 unvested stock options were cancelled on May 15, 2020.

Exercises of Options

There were no exercises of stock options by our named executive officers during the year ended December 31, 2019.

Director Compensation

On October 10, 2018, the Company amended its policy for the compensation of its non-employee directors as follows:

•

Each non-employee director will receive a cash retainer of $40,000 on an annual basis, and the executive chair of the Board, if a non-employee director, will receive an additional $40,000 retainer annually.

•

Upon election to the Board, non-employee directors will receive a one-time award of 200,000 stock options which will vest in twelve equal monthly installments. In subsequent annual periods, each non-employee director will receive a grant of 100,000 common stock options which will vest in twelve equal monthly installments.

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Non-employee directors who serve as members of special committees of the Board will receive additional compensation as follows:

•	Audit Committee: $5,000 per year ($20,000 for the chair)

•	Compensation Committee: $2,500 per year ($10,000 for the chair)

•	Nominating and Corporate Governance Committee: $1,000 per year ($5,000 for the chair)

•	Finance and Business Development Special Committee: $40,000 per year for the chair (no compensation for other members)

Our directors received the following compensation for their service as directors of the Company during the fiscal year ended December 31, 2019.

DIRECTOR COMPENSATION (1)
Name	Fees Earned or Paid in Cash	Stock Awards $ (2)	Option Awards $ (2)	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Punit Dhillon	65,005	-	-	-	-	-	65,005
Jim Heppell	60,000	-	-	-	-	-	60,000
Avtar Dhillon	117,890	-	-	-	-	-	117,890

____________

(1)	Does not include compensation received for services provided as executive officers.

(2)

Each non-employee director is entitled to an annual grant of 100,000 common stock options that vest in twelve equal monthly installments. However, no option grants were approved by the Board for Directors in 2019. Amounts reflect the full grant date fair value of restricted stock awards and stock options, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of restricted stock awards and options granted to our directors in Note 2 and 6 to our Consolidated Financial Statements included elsewhere in this prospectus.

Deferred Compensation

Effective March 30, 2020, the Directors of the Company entered into agreements to defer payment of 100% of their Board of Director and committee fees indefinitely. The accrued fees, plus a 10% bonus of such accrued fees will be payable to the members of the Board within 30 days of the Board of Directors determining that the Company has been sufficiently financed to make such payments.

Securities Authorized for Issuance under Equity Compensation Plans

The table below includes the following information as of December 31, 2019 for the Emerald Bioscience, Inc. 2014 Omnibus Incentive Plan. Shares available for issuance under the 2014 Omnibus Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock, restricted stock unit awards, performance awards and other stock-based or cash-based awards, as selected by the plan administrator. For additional information about the 2014 Omnibus Incentive Plan, refer to Note 6 to our Consolidated Financial Statements included elsewhere in this prospectus.

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Equity Compensation Plan Information
Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,317,642	$0.33	13,128,381
Equity compensation plans not approved by security holders (1)	1,195,073	0.25	--
Total	4,512,715	$0.31	13,128,381

____________

(1)	Reflects 1,195,073 shares of common stock issuable upon exercise of stock options granted to Mr. Cesario with an exercise price equal to $0.245 pursuant to a Stock Option Agreement.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as specified below, there have been no other transactions with related persons in the last two fiscal years, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets as of December 31, 2019 and 2018, and in which any related person had or will have a direct or indirect material interest.

K2C

In June 2014, our subsidiary entered into an independent contractor agreement with K2C, which is wholly owned by Mr. Lykos, who served as the Chairman of our Board until January 16, 2018, pursuant to which the Company paid K2C a monthly fee for services performed by Mr. Lykos for the Company. The agreement expired on June 1, 2017 and was automatically renewed for one year pursuant to the terms of the agreement. The monthly fee under the agreement was $10,000 and increased to $20,000 effective April 1, 2017. In 2018, we paid K2C $220,000. Under the agreement, Mr. Lykos was also eligible to participate in our health, death and disability insurance plans. The independent contractor agreement with K2C was terminated as of February 28, 2018.

In January 19, 2018, we entered into a Restricted Stock Agreement with K2C granting 900,000 Restricted Stock to K2C.

In February 28, 2018, we entered into a separation and release agreement with K2C, which provided for a lump sum payment of $180,000 and the immediate vesting of 900,000 shares of restricted common stock granted pursuant to the Restricted Stock Agreement, 325,000 shares of restricted common stock granted on October 20, 2015, 125,000 options granted on November 21, 2014, in exchange for a release of claims and certain other agreements. In addition, K2C also holds 1,110,000 shares of fully vested common stock pursuant to the common stock purchase warrant agreement dated June 20, 2013.

Elizabeth Berecz

In April 2018, we entered into a Separation Agreement and Release with Elizabeth Berecz, our former Chief Financial Officer. Pursuant to the agreement, we agreed to provide Ms. Berecz compensation and benefits as follows: (i) through May 25, 2018, Ms. Berecz’s separation date, an annualized base salary at the rate in effect as of the date of the separation agreement; (ii) a lump sum gross payment of $145,833, in consideration for the restrictive covenants contained in the separation agreement; and (iii) reimbursement for payments made by Ms. Berecz for COBRA coverage for a period of six (6) months following her separation date. In addition, the terms of the separation agreement provided for the immediate vesting of 700,000 shares of restricted common stock granted pursuant to Ms. Berecz’s Restricted Stock Agreement, 350,000 shares of restricted common stock granted on October 20, 2015, and 250,000 options granted in October 2014 and November 2014.

Emerald Health Sciences

On December 28, 2017, we entered into a Secured Promissory Note and Security Agreement for a convertible loan (the “Convertible Promissory Note”) with Emerald Health Sciences. The Convertible Promissory Note provided for aggregate gross proceeds to the Company of up to $900,000 and was secured by all of the Company’s assets.

On January 19, 2018, $900,000 funded under the Convertible Promissory Note converted into 9,000,000 shares of our common stock and the Convertible Promissory Note was terminated. Simultaneously, we entered into a Securities Purchase Agreement (the “Emerald Health Sciences Financing”) in which we sold to Emerald Health Sciences 15,000,000 shares of common stock and a warrant to purchase 20,400,000 shares of common stock at an exercise price of $0.10 for aggregate gross proceeds of $1,500,000. The second closing under the Emerald Health Sciences Financing occurred on February 16, 2018, pursuant to which we issued and sold to Emerald Health Sciences 15,000,000 shares of our Common Stock, and a warrant to purchase 20,400,000 shares of Common Stock at an exercise price of $0.10 per share for a term of five years, for aggregate gross proceeds of $1,500,000.

On February 1, 2018, we entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) with Emerald Health Sciences, pursuant to which Emerald Health Sciences agreed to provide such services as are mutually agreed between the Company and Emerald Health Sciences, including reimbursements for reasonable expenses incurred in the performance of the Independent Contractor Agreement. These services may include, but are not limited to, corporate advisory services and technical expertise in the areas of business development, marketing, investor relations, information technology and product development. The Independent Contractor Agreement has an initial term of ten years and specifies compensation which is agreed upon between the Company’s chief executive officer and Emerald Health Sciences’ Chairman, CEO and President on a month-to-month basis. The fee due under this agreement is payable on a monthly basis; however, if the Company is unable to make payments due to insufficient funds, then interest on the outstanding balance will accrued at a rate of 12% per annum, calculated semi-annually. Under this agreement, the Company incurred expenses of $550,000 during the fiscal year ended December 31, 2018. As of December 19, 2019, all such expenses have been paid and the Independent Contractor Agreement was terminated effective December 31, 2019.

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On February 6, 2018, the Company entered into a Consulting Agreement with Dr. Avtar Dhillon, the Chairman, Chief Executive Officer and President of Emerald Health Sciences. The services under the Consulting Agreement included, corporate finance and strategic business advisory. The Consulting Agreement had an initial term of one year and was renewable automatically unless terminated by either party. The agreement specified an annual fee of $60,000 payable semi-monthly in installments and included reimbursement for reasonable expenses incurred in the performance of the services. The contractor was also entitled to a discretionary annual bonus, payable 120 days after each fiscal year end, to be determined by the Board upon its annual review. Under this agreement, we incurred expenses in the amount of $45,000 during the fiscal year ended December 31, 2018. This Consulting Agreement was canceled on October 5, 2018 in connection with the Company’s entry into the Credit Agreement with Emerald Health Sciences and Dr. Dhillon’s appointment as the Executive Chairman of the Company’s Board.

On October 5, 2018, the Company entered into the Credit Agreement with Emerald Health Sciences. The Credit Agreement provides for a credit facility to the Company of up to $20,000,000 and is unsecured. Advances under the Credit Agreement bear interest at an annual rate of 7% (payable quarterly in arrears) and mature on October 5, 2022. At Emerald Health Sciences’ election, advances and unpaid interest may be converted into Common Stock at a fixed conversion price of $0.30, subject to customary adjustments for stock splits, stock dividends, recapitalizations, etc. In connection with each advance under the Credit Agreement, the Company has agreed to issue Emerald Health Sciences warrants to purchase shares of common stock in an amount equal to 50% of the number of shares of common stock that each advance may be converted into. The warrants have an exercise price of $0.50 per share, a term of five years and will be immediately exercisable upon issuance. The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events or upon any distributions of assets, including cash, stock or other property to the Company’s shareholders. On November 1, 2018, the Company effected an initial draw under the Credit Agreement in the amount of $2,000,000 and issued Emerald Health Sciences a warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.50 per share, in accordance with the terms of the Credit Agreement. On February 1, 2019, the Company effected the second draw under the Credit Agreement in the amount of $2,000,000 and issued Emerald Health Sciences a warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.50 per share, in accordance with the terms of the Credit Agreement. On March 29, 2019, the Company effected the third draw under the Credit Agreement in the amount of $2,000,000 and issued Emerald Health Sciences a warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.50 per share, in accordance with the terms of the Credit Agreement. On December 20, 2019, the Company entered into an Warrant Exchange Agreement, pursuant to which Emerald Health Sciences has exercised 40.80 million of such warrants and paid the aggregate exercise price of approximately $4.08 million for the related warrant shares in the form of a reduction of the corresponding amount of obligations outstanding under the Credit Agreement. Upon consummation of the transaction under the Warrant Exchange Agreement, the total outstanding principal amount excluding discounts under the Credit Agreement was $2,014,500. We have the ability to continue borrowing under this Credit Agreement, however there is no guarantee of continued funding. A portion of the proceeds raised in this offering may be used to pay, in whole or in part, the principal and accrued interest on our Credit Agreement. See “Use of Proceeds.” The net proceeds of each advance shall be used for general corporate purposes and are subject to approval by the Company’s Board, which is controlled by the directors and principal executive officer of Emerald Health Sciences.

On December 19, 2019, the Company entered into an Independent Contractor Services Agreement with Dr. Avtar Dhillon, pursuant to which Dr. Dhillon will provide ongoing corporate finance and strategic business advisory services to the Company. In exchange for his services, Dr. Dhillon will receive a monthly fee of $10,000, with (i) $5,000 paid each month and (ii) $5,000 accruing from the effective date and payable upon Company’s completion of a material financing. The Board will review the monthly rate paid to Dr. Dhillon within 90 days of the end of each fiscal year. The Independent Contractor Services Agreement has an initial term of one year and will renew automatically thereafter unless terminated earlier by either party. The Independent Contractor Services Agreement may be terminated by either party for cause upon written notice to the other party if the other party defaults in the performance of the agreement in any material respect or materially breaches the terms of the agreement, or without cause upon 30 days’ prior written notice to the other party.

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On December 19, 2019, the Company entered into a Board Observer Agreement with Emerald Health Sciences. The Board Observer Agreement gives a right to Emerald Health Sciences to designate one observer to the Board of Directors of the Company for so long as Emerald Health Sciences maintains ownership of any securities in the Company. Under the Board Observer Agreement, the board observer will be permitted to attend all meetings (whether in person, telephonically or otherwise) of the Board in a non-voting, observer capacity. Emerald Health Sciences appointed Dr. Avtar Dhillon as an initial board observer. The Board Observer Agreement may be terminated by either party for cause upon written notice to the other party if the other party defaults in the performance of the agreement in any material respect or materially breaches the terms of the agreement, or without cause upon 30 days’ prior written notice to the other party.

Douglas Cesario

In April 2020, the Company entered into a separation and release agreement with Douglas Cesario, our former Chief Financial Officer. Mr. Cesario’s separation was effective May 15, 2020. Pursuant to the agreement, Mr. Cesario agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the agreement. As consideration under the agreement, the Company agreed to provide Mr. Cesario compensation and benefits as follows: (i) through May 15, 2020, an annualized base salary at the rate in effect for him as of the date of the agreement; (ii) a gross payment of $125,000 in consideration for the restrictive covenants contained in the agreement; and (iii) a continuation of health insurance benefits for a period of six months following May 15, 2020. In addition, 325,929 unvested stock options granted to Mr. Cesario were cancelled on May 15, 2020.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board. In connection with the approval of the transactions described above, our Board took into account several factors, including their fiduciary duties to the Company, the relationships of the related parties described above to the Company, the material facts underlying each transaction, the anticipated benefits to the Company and related costs associated with such benefits, whether comparable products or services were available, and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. On a moving forward basis, our Board will continue to approve any related party transaction based on the criteria set forth above.

Conflicts Related to Other Business Activities

The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Director Independence

We have determined that Jim Heppell and Margaret Dalesandro are independent members of our Board, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

Insider Trading Policy

On October 31, 2014, our Board adopted an Insider Trading Policy applicable to all directors and officers. Insider trading generally refers to the buying or selling of a security in breach of a fiduciary duty or other relationship of trust and confidence while in possession of material, non-public information about the security. Insider trading violations may also include ‘tipping’ such information, securities trading by the person ‘tipped,’ and securities trading by those who misappropriate such information. The scope of insider trading violations can be wide reaching. As such, our Board has adopted an Insider Trading Policy that outlines the definitions of insider trading, the penalties and sanctions determined, and what constitutes material, non-public information. Illegal insider trading is against our policy as such trading can cause significant harm to the reputation for integrity and ethical conduct of our company. Individuals who fail to comply with the requirements of the policy are subject to disciplinary action, at our sole discretion, including dismissal for cause. All members of our Board and all executive officers are required to ratify the terms of this policy on an annual basis. Our Insider Trading Policy is available on our website at www.emeraldbio.life.

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STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2022 must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date of the preceding year’s annual meeting (provided such meeting is held not more than 30 days before or 70 days after the anniversary of such preceding year’s annual meeting), in order to be included in our proxy statement and form of proxy relating to that meeting. Therefore, for business to be properly brought before an annual meeting by a stockholder, such a proposal must be received by us no earlier than September 16, 2021 and no later than October 16, 2021. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by our Board of Directors for the 2022 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for next year’s Annual Meeting.

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ANNUAL REPORT

The Company’s Annual Report (on Form 10-K) for the fiscal year ended December 31, 2019 and the Company’s quarterly report (on Form 10-Q) regarding our fiscal quarter ended September 30, 2020 are available and accessible as described in this proxy statement. Neither our annual report, nor our quarterly report constitutes, nor should it be considered, a part of this proxy solicitation material.

OTHER MATTERS

The Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the common stock they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

San Diego, California

December __, 2020

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ANNEX A

Amended and Restated Articles of Incorporation

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ANNEX B

Amended and Restated Bylaws

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Proxy Card

EMERALD BIOSCIENCE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

January 28, 2021

The undersigned hereby appoints Punit Dhillon and Jim Heppell, and each of them, as proxies and attorneys-in-fact for the undersigned, with full power to act without the other and with full power of substitution, and hereby authorizes them to act for the undersigned and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually via the Internet at [_____], on January 28, 2021 at __:__ [p.m.] local time, and at any and all adjournments or postponements thereof, in accordance with the directions that follow with respect to the following matters (and with discretionary authority as to any and all other).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR THE TWO PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

↑ FOLD AND DETACH HERE ↑

ELECTRONIC VOTING INSTRUCTIONS

AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on the day before the Annual Meeting

VOTE BY INTERNET		OR	VOTE BY TELEPHONE
•	Go to www.[___________]		•	Call toll free 1 [______________]) within the USA, US territories & Canada on a touch tone telephone
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website		•	Follow the instructions provided by the recorded message

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↑ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ↑

Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the following:
1.	Election of Directors. Nominees:
	i)	Punit Dhillon
	ii)	James L. Heppell
	iii)	Margaret Dalesandro

The Board of Directors recommends a vote FOR the following Proposals:			FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020;		☐	☐	☐

3.

To authorize and approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000 shares and the number of authorized shares of Preferred Stock from 20,000,000 to 50,000,000 shares; and

			☐	☐	☐

4.	To authorize and approve the adoption of the Company’s Amended and Restated Articles of Incorporation, and the Company’s Amended and Restated Bylaws, in the form attached to the proxy statement.		☐	☐	☐

To transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Signature	Signature	Date

Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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